UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): May 29, 2009


                            Anika Therapeutics, Inc.
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               (Exact Name of Registrant as Specified in Charter)

         Massachusetts              000-21326               04-3145961
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    (State of Incorporation)       (Commission           (I.R.S. Employer
                                   File Number)         Identification No.)

32 Wiggins Avenue, Bedford, Massachusetts                       01730
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:        (781) 457-9000
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01     Other Events.

Following its review of the recent RiskMetrics Group analysis of the proposals to be submitted to stockholders at the Anika Therapeutics, Inc.'s (the "Company") 2009 Annual Meeting of Stockholders, the Company's Board of Directors, on May 29, 2009, approved an amendment to the Anika Therapeutics, Inc. Amended and Restated 2003 Stock Option and Incentive Plan (the "2003 Stock Plan") to reduce the proposed increase in the number of shares subject to the 2003 Stock Plan from 1,000,000 to 850,000, which will result in a total of 2,350,000 shares of common stock being reserved for issuance under the 2003 Stock Plan. The proposed 850,000 share increase will reduce the potential dilutive impact of the 2003 Stock Plan on other stockholders as compared to the originally proposed 1,000,000 share increase. The 2003 Stock Plan, as so amended and restated, remains subject to stockholder approval at the 2009 Annual Meeting of Stockholders to be held on Friday, June 5, 2009.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       ANIKA THERAPEUTICS, INC.

Dated: May 29, 2009                    By: /s/ KEVIN W. QUINLAN
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                                           Kevin W. Quinlan
                                           Chief Financial Officer